As filed with the Securities and Exchange Commission on April 7, 2021

Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	47-4787177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6325 Digital Way
Suite 460
Indianapolis, Indiana 46278
(800) 688-3775
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Gil Melman
Executive Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer
6325 Digital Way
Suite 460
Indianapolis, Indiana 46278
(800) 688-3775
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copy to:

Clint Smith Jones Walker LLP 201 St. Charles Avenue New Orleans, Louisiana 70170-5100 (504) 582-8000
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security (1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(1)(3)
Common Stock, par value $0.0001 per share	2,026,650	$14.37	$29,112,827.25	$3,176.21
Common Stock, par value $0.0001 per share, issuable upon conversion of Series A Preferred Stock(4)	1,631,471	$14.37	$23,436,080.92	$2,556.88
Common Stock, par value $0.0001 per share, issuable upon exercise of the Warrants(5)	7,672,067	$14.37	$110,209,242.46	$12,023.83
Common Stock, par value $0.0001 per share, issuable upon conversion of Series B Preferred Stock(6)	14,162,833	$14.37	$203,449,096.05	$22,196.30
TOTAL	25,493,021	$14.37	$366,207,246.67	$39,953.21

(1)The registrant is hereby registering for resale from time to time by the selling stockholders named herein an aggregate of 25,493,021 shares of Common Stock consisting of: (i) 2,026,650 shares of issued and outstanding Common Stock, (ii) 1,631,471 shares of Common Stock issuable upon conversion of outstanding shares of Series A Preferred Stock, (iii) 7,672,067 shares of Common Stock issuable upon exercise of the outstanding Warrants, and (iv) 14,162,833 shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock.

(2)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock being registered on behalf of the selling stockholders named herein, and their permitted transferees, shall be adjusted automatically to include any additional shares that may become issuable as a result of any stock dividend, split, combination or similar transaction.
(3)Estimated solely for the purposes of calculating the registration fee under Rule 457(c) of the Securities Act, based on the average of the high ($14.83) and low ($13.90) prices of the Company’s Common Stock on The Nasdaq Capital Market as reported on April 6, 2021.

(4)Represents a good faith estimate of the maximum number of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by certain of the selling stockholders named herein based on the stated value of the Series A Preferred Stock plus accrued and unpaid dividends as of March 31, 2021 and assuming conversion at a 10% discount to the 30-day volume weighted average price per share of Common Stock (“VWAP”) as of March 31, 2021.

(5)Represents shares of Common Stock issuable upon exercise of the outstanding Warrants held by certain of the selling stockholders named herein. The number of shares of Common Stock included represents the maximum number of shares of Common Stock that may be issuable upon exercise of the Warrants.

(6)Represents a good faith estimate of the maximum number of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by certain of the selling stockholders named herein based on the stated value of the Series B Preferred Stock plus accrued and unpaid dividends as of March 31, 2021, and assuming conversion at the 30-day VWAP as of March 31, 2021. The Common Stock issuable upon conversion of the Series B Preferred Stock would only be issued upon a failure by the registrant to mandatorily redeem the Series B Preferred Stock on February 15, 2025. The holders of the Series B Preferred Stock cannot cause a conversion earlier than such time or for any other reason than a failure on the part of the registrant to mandatorily redeem the Series B Preferred Stock.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2021

PROSPECTUS
Infrastructure and Energy Alternatives, Inc.

25,493,021 Shares of Common Stock
This prospectus relates to the resale, from time to time, of up to 25,493,021 shares of Infrastructure and Energy Alternatives, Inc.’s (the “Company,” “IEA,” “we,” “us,” or “our”) common stock, par value $0.0001 per share (the “Common Stock”) being offered by the selling stockholders identified herein, consisting of (i) 2,026,650 shares of issued and outstanding Common Stock, (ii) 1,631,471 shares of Common Stock issuable upon conversion of outstanding shares of Series A Preferred Stock, (iii) 7,672,067 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”), and (iv) 14,162,833 shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock (the “Series B Preferred Stock”) issued to certain selling stockholders named herein. The Common Stock issuable upon conversion of the Series B Preferred Stock would only be issued upon a failure by the Company to mandatorily redeem the Series B Preferred Stock on February 15, 2025. The holders of the Series B Preferred Stock cannot cause a conversion earlier than such time or for any other reason than a failure on the part of the Company to mandatorily redeem the Series B Preferred Stock.
We are not offering any securities for sale under this prospectus, and we will not receive any proceeds from the sale of the Common Stock by the selling stockholders. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.
The selling stockholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell their shares through regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” beginning on page 8 for additional information on the methods of sale that may be used by the selling stockholders.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We encourage you to read carefully this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the section entitled “Where You Can Find More Information” for additional information on us and our financial statements.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.” On April 6, 2021, the closing sales price of our Common Stock, as reported on The Nasdaq Capital Market, was $14.62 per share.
Investing in our Common Stock involves significant risks. See the “Risk Factors” section page 3 of this prospectus and the “Risk Factors” section contained in the documents incorporated by reference herein. You should carefully read the information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2021.

    i

ABOUT THIS PROSPECTUS
This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. The selling stockholders may offer and sell, from time to time, an aggregate of up to 25,493,021 shares of our Common Stock under this prospectus. In some cases, we and the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our Common Stock. We may also provide a prospectus supplement to add to, update or change the information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein.
Neither we nor the selling stockholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and comply with any restrictions relating to the offering of the Common Stock and the distribution of this prospectus outside the United States.
The selling stockholders may only offer to sell, and seek offers to buy, our Common Stock in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

We and the selling stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the SEC is only accurate as of the respective dates of such documents.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “we,” “us,” or “our” refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation, and its subsidiaries. References to the “selling stockholders” shall mean the selling stockholders listed in the selling stockholders table on page 5 herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. Other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, all statements regarding expectations for future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•potential risks and uncertainties relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of COVID-19 on permitting and project construction cycles, the U.S. economy and financial markets;

•availability of commercially reasonable and accessible sources of liquidity and bonding;

•our ability to generate cash flow and liquidity to fund operations;

•the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•our ability to identify acquisition candidates and integrate acquired businesses;

•our ability to grow and manage growth profitably;

•the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•customer disputes related to the performance of services;

•disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•our ability to replace non-recurring projects with new projects;

•the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•fluctuations in equipment, fuel, materials, labor and other costs;

•our beliefs regarding the state of the renewable energy market generally; and

•the “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent Quarterly Reports on Form 10-Q, other public filings and press releases.
We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information that is described in more detail elsewhere in this prospectus, and is qualified in its entirety by the more detailed information included or incorporated by reference herein. This summary may not contain all of the information that may be important to you to consider before investing in our Common Stock. Before making an investment decision, you should review carefully the entire prospectus, including the “Risk Factors” and the more detailed information and financial statements included or incorporated by reference in this prospectus.

Our Company
We are a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the United States. We specialize in providing complete engineering, procurement and construction services throughout the United States for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. We have completed more than 240 wind and solar projects in 40 states and construct one of every five gigawatts put in to place throughout the U.S. in any given year. Although the Company has historically focused on the renewable industry, but has recently focused on further expansion into the solar market and with our recent acquisitions have expanded its construction capabilities and geographic footprint in the areas of environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities. We believe we have the ability to continue to expand these services because we are well-positioned to leverage our expertise and relationships in the wind energy business to provide complete infrastructure solutions in all areas.

Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (800) 688-3775. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 25,493,021 shares of Common Stock.

Common Stock Issued and Outstanding before this Offering	22,905,031, as of March 19, 2021.

Common Stock Issued and Outstanding after this Offering	46,371,402 shares of Common Stock (assumes the conversion of all of the Series A Preferred Stock and Series B Preferred Stock and exercise of the Warrants offered by this prospectus).

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of our Common Stock offered by this prospectus. We will not receive any of the proceeds from this offering.

Determination of Offering Price	The selling stockholders may sell all or some of our Common Stock offered hereby from time to time at those prices as they may determine at the time of sale, as more fully described under the heading “Plan of Distribution.”

Listing	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.”

Risk Factors
Investing in our Common Stock involves a significant degree of risk. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well as risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

The selling stockholders may sell all, some or none of the Common Stock covered by this prospectus. See “Plan of Distribution” beginning on page 8 of this prospectus.

RISK FACTORS

Investing in our Common Stock involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q and in our other public filings and press releases. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, you could lose all or part of your investment. Please also read “Cautionary Note Regarding Forward-Looking Statements” beginning on page iii of this prospectus. For access to documents that are incorporated by reference into this prospectus supplement, please see the section entitled, “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of our Common Stock offered by this prospectus. We will not receive any of the proceeds from the sale of our Common Stock offered hereby.

SELLING STOCKHOLDERS

The following table provides the names of the selling stockholders, information known to us regarding their beneficial ownership of our Common Stock by the selling stockholders as of March 31, 2021, and the number of shares of our Common Stock offered by the selling stockholders in this offering, and the number of shares of our Common Stock and the percentage of our Common Stock to be beneficially owned by the selling stockholders after completion of this offering. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholders.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of March 31, 2021. In calculating percentage ownership for the selling stockholders, we treated as outstanding securities underlying warrants and options that are currently exercisable or exercisable within 60 days of March 31, 2021. The aggregate percentage of shares of Common Stock reported as owned by each of the selling stockholders listed below is based on 22,905,031 shares of Common Stock outstanding as of March 19, 2021.

Name	Total Number of Common Stock Beneficially Owned Before Offering	Maximum Number of Common Stock That May Be Offered By This Prospectus	Percentage of Common Stock Beneficially Owned
			Before Offering	If Maximum Number of Shares Offered are Sold
Ares Special Situations Fund IV, L.P.(1)	3,340,079	9,531,369	12.7%	*
ASOF Holdings I, L.P.(2)	4,287,702	12,259,245	15.8%	*
OT POF IEA Preferred B Aggregator, L.P.(3)	1,018,374	1,018,374	4.3%	*
Oaktree Power Opportunities Fund III Delaware, LP(4)	865,461	865,461	3.7%	*
OCM, FIE(5)	81,433	81,433	*	*
Infrastructure and Energy Alternatives, LLC(6)	430,466	430,466	1.9%	*
HB White Investments, Inc.(7)	22,790	22,790	*	*
The Early Family Trust(8)	1,160	1,160	*	*
DRHCLH Partnership, L.P.(9)	1,160	1,160	*	*
Jeffrey F. Rodabaugh and Christine C. Rodabaugh Revocable Trust Agreement Dated April 5, 2018(10)	2,719	2,719	*	*
Roehm Living Trust(11)	635,421	635,421	2.8%	*
David E. Bostwick(12)	29,413	29,413	*	*
Herman White II(13)	57,766	57,766	*	*
Christopher L. Hanson Living Trust dated May 16, 2017(14)	47,060	47,060	*	*
Brian K. Hummer Revocable Trust u/a/d December 15, 2017(15)	47,060	47,060	*	*
ADL Revocable Trust(16)	462,124	462,124	2.0%	*
* Represents less than 1%.
(1)     Ares Special Situations Fund IV, L.P. (“ASSF IV”) may be deemed to beneficially own 3,340,079 shares of Common Stock, which includes (i) 247,285 shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by ASSF IV (assuming a conversion date of March 31,2021), and (ii) 3,092,794 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock held by ASSF IV. The number of shares of Common Stock that may be offered by this prospectus by ASSF IV includes 6,191,290 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by ASSF IV (assuming a conversion date of March 31, 2021), which are not included in the amount reported as beneficially owned by ASSF IV because they are not convertible by ASSF IV within 60 days of March 31, 2021. The business address of ASSF IV is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
(2) ASOF Holdings I, L.P. (“ASOF”) may be deemed to beneficially own 4,287,702 shares of Common Stock which includes (i) 1,384,186 shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock held by ASOF (assuming a conversion date of

March 31,2021), and (ii) 2,903,516 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock held by ASOF. The number of shares of Common Stock that may be offered by this prospectus by ASOF includes 7,971,543 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock held by ASOF (assuming a conversion date of March 31,2021), which are not included in the amount reported as beneficially owned by ASOF because they are not convertible by ASOF within 60 days of March 3l, 2021. The business address of ASOF is c/o Ares Management LLC, 2000 Avenue of the Stars, I2th Floor, Los Angeles, California 94067.
(3) OT POF IEA Preferred B Aggregator, L.P. (“OT POF”) may be deemed to beneficially own 1,018,374 shares of Common Stock, which includes 1,018,374 shares of Common Stock issuable upon exercise of warrants held by OT POF. The business address of OT POF is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(4) Oaktree Power Opportunities Fund III Delaware, LP (“OT Power”) may be deemed to beneficially own 865,461 shares of Common Stock, which includes 481,181 shares of Common Stock issuable upon exercise of warrants held by OT Power. The business address of OT Power is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(5) OCM, FIE may be deemed to beneficially own 81,433 shares of Common Stock. The business address of OCM, FIE is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(6) Infrastructure and Energy Alternatives, LLC may be deemed to beneficially own 430,466 shares of Common Stock, which includes 39,376 shares of Common Stock issuable upon exercise of warrants held by Infrastructure and Energy Alternatives, LLC. The business address of Infrastructure and Energy Alternatives, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(7) HB White Investments, Inc. (“HB White”) may be deemed to beneficially own 22,790 shares of Common Stock, which includes 1,290 shares of Common Stock issuable upon exercise of warrants held by HB White. The business address of HB White is P.O. Box 366 Clinton, IN 47842.
(8) The Early Family Trust may be deemed to beneficially own 1,160 shares of Common Stock, which includes 645 shares of Common Stock issuable upon exercise of warrants held by The Early Family Trust. The business address of The Early Family Trust is 12 Joliet Drive, Coto de Caza, CA 92679.
(9) DRHCLH Partnership, L.P. (“DRHCLH”) may be deemed to beneficially own 1,160 shares of Common Stock, which includes 645 shares of Common Stock issuable upon exercise of warrants held by DRHCLH. The business address of DRHCLH is 1275 Drummers Lane #210, Wayne, PA 19087-1571.
(10) The Jeffrey F. Rodabaugh and Christine C. Rodabaugh Revocable Trust Agreement dated April 5, 2018 (the “Rodabaugh Trust”) may be deemed to beneficially own 2,719 shares of Common Stock, which includes 154 shares of Common Stock issuable upon exercise of warrants held by the Rodabaugh Trust. The business address of the Rodabaugh Trust is 1245 Longmeadow Rd, Garnet Valley, PA 19060.
(11) The Roehm Living Trust may be deemed to beneficially own 635,421 shares of Common Stock, which includes 35,976 shares of Common Stock issuable upon exercise of warrants held by the Roehm Living Trust. The business address of the Roehm Living Trust is 9369 S. State Road 63, Hillsdale, IN 47854.
(12) David E. Bostwick may be deemed to beneficially own 29,413 shares of Common Stock, which includes 16,353 shares of Common Stock issuable upon exercise of warrants held by David E. Bostwick. The business address of David E. Bostwick is 530 William St., River Forest, IL 60305.
(13) Herman White II may be deemed to beneficially own 57,766 shares of Common Stock, which includes 3,271 shares of Common Stock issuable upon exercise of warrants held by Herman White II. The business address of Herman White II is 2736 East 1100 South Clinton, IN 47842.
(14) The Christopher L. Hanson Living Trust dated May 16, 2017 may be deemed to beneficially own 47,060 shares of Common Stock, which includes 26,164 shares of Common Stock issuable upon exercise of warrants held by the Christopher L. Hanson Living Trust dated May 16, 2017. The business address of the Christopher L. Hanson Living Trust dated May 16, 2017 is 415 West Winter Avenue, Danville, IL 61832.
(15) The Brian K. Hummer Revocable Trust u/a/d December 15, 2017 may be deemed to beneficially own 47,060 shares of Common Stock, which includes 26,164 shares of Common Stock issuable upon exercise of warrants held by the Brian K. Hummer Revocable Trust u/a/d December 15, 2017. The business address of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 is 3151 Huddersfield Ln., Zionsville, IN 46077.
(16) The ADL Revocable Trust may be deemed to beneficially own 462,124 shares of Common Stock, which includes 26,164 shares of Common Stock issuable upon exercise of warrants held by the ADL Revocable Trust. The business address of the ADL Revocable Trust is 122 Sevilla Ave., Apt. 1515, Coral Gables, FL 33134.
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We and the selling stockholders and certain other parties are parties to that certain Amended and Restated Registration Rights Agreement, dated March 26, 2018 (as amended, modified and otherwise supplemented (the “Registration Rights Agreement”)), which provides the selling stockholders and other parties thereto with customary demand and piggyback registration rights, and the registration statement of which this prospectus supplement and the accompanying prospectus form a part was filed in connection therewith. The Common Stock offered by this prospectus are the subject of a shelf offering notice issued by the selling stockholders pursuant to the Registration Rights Agreement.

Certain of our significant stockholders are permitted to exercise their registration rights under the Registration Rights Agreement to have us file a registration statement in respect of the resale of the shares of Common Stock beneficially owned by such significant stockholders, and the underwriters shall permit us to cooperate and comply with such exercise of registration rights as required under the Registration Rights Agreement.

John Paul Roehm, our President, Chief Executive Officer and a director; Chris Hanson, our Executive Vice President of Wind Operations; Brian Hummer, our Executive Vice President of Operations, and Terence Montgomery and Derek Glanvill, directors, are members of Infrastructure and Energy Alternatives, LLC.

Mr. Roehm and his spouse are trustees and beneficiaries of the Roehm Living Trust. As noted above, Mr. Roehm is our President, Chief Executive Officer and is a member of our board of directors.

David. E. Bostwick was the Company’s General Counsel until January 2019, and was employed in the Company’s legal department thereafter until his resignation in April 2019.

Herman White II is currently employed by the Company and was the founder of the Company’s predecessor. Additionally, Mr. White is a stockholder of HB White Investments, Inc. and may be deemed a beneficial owner of the securities registered in the name of HB White Investments, Inc. pursuant to this Registration Statement.

The Trustees of the Christopher L. Hanson Living Trust dated May 16, 2017 are Christopher L. Hanson and his spouse. The beneficiaries of the Christopher L. Hanson Living Trust dated May 16, 2017 are Mr. Hanson’s spouse and their children. As noted above, Mr. Hanson is our Executive Vice President of Wind Operations.

The Trustee of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 is Brian K. Hummer. The beneficiaries of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 are Mr. Hummer, his spouse, and their children. As noted above, Mr. Hanson is our Executive Vice President of Wind Operations.

The Trustee of the ADL Revocable Trust is Andrew D. Layman who was out Chief Financial Officer from 2015 until February 2020, when as previously disclosed, Mr. Layman resigned from the Company. The beneficiaries of the ADL Revocable Trust are Mr. Layman, his spouse and their children.

For more information on the Registration Rights Agreement and a discussion of other relationships between us and the selling stockholders and their affiliates, please see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021.

PLAN OF DISTRIBUTION

Resale of Common Stock by Selling Stockholders
We are registering Common Stock offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their securities on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of their securities or interests therein:
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•by distribution to its (or its affiliates) limited partners, general partners, members or other equityholders;

•in privately negotiated transactions;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•an exchange distribution in accordance with the rules of the applicable exchange, if any;

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•directly to one or more purchasers;

•in other ways not involving market makers or established trading markets;

•by pledge to secure debts and other obligations;

•through agents; or

•in any combination of the above or by any other legally available means.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling stockholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.
The selling stockholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
Underwriters, broker-dealers and agents that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Common Stock acquired in the distribution. A selling stockholder that is an individual may make gifts of Common Stock covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.
To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Blue Sky Restrictions on Resale
In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
If a selling stockholder wants to sell its securities under this prospectus in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise a selling stockholder in which states our securities are exempt from registration with that state for secondary sales.
Any person who purchases our securities from a selling stockholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.
When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) such selling stockholder desires to sell such selling stockholder’s securities, we will be able to identify whether such selling stockholder will need to register or will be able to rely on an exemption therefrom.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.
We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company. The parties to the Registration Rights Agreement shall be responsible for any underwriters’ commissions and discounts or brokerage fees in respect of the registrable securities sold by them and the fees and expenses of any legal counsel representing them except as otherwise set forth in the Registration Rights Agreement.

DESCRIPTION OF CAPITAL STOCK

The descriptions of our Common Stock, Preferred Stock and Warrants are incorporated by reference to the descriptions contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.

EXPERTS

The financial statements incorporated in this prospectus by reference from Infrastructure and Energy Alternatives, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website at http://www.iea.net all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as filed with the SEC on March 8, 2021), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021;

•Current Reports on Form 8-K filed with the SEC on February 4, 2021 and March 24, 2021; and

•the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way
Suite 460
Indianapolis, IN 46278
(800) 688-3775

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

 Infrastructure and Energy Alternatives, Inc.

25,493,021 Shares of Common Stock

PROSPECTUS
, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses to be incurred in connection with the issuance and distribution of the securities to be registered. The amounts set forth below are estimates.

SEC registration fee	$39,953.21
Legal fees and expenses	*
Accounting fees and expenses	*
FINRA filing fee	*
Transfer agent and registrar fees	*
Miscellaneous expenses	*
Total	$ *

*The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), as is currently in effect or as may be amended. Section 145 of the DGCL as currently in effect provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.

The Company has obtained directors' and officers’ insurance to cover its directors, officers and some of its other employees for certain liabilities.

Our Bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Certificate of Incorporation.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 16. Exhibits.

The following exhibits are being filed with this Registration Statement:

Exhibit	Description
4.1
Composite Second Amended and Restated Certificate of Incorporation of Infrastructure and Energy Alternatives, Inc., as amended through May 29, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37796).

4.2
Amended and Restated Bylaws of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).

4.3
Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).

4.4
Amended and Restated Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

4.5
Certificate of Designations of Series B Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

4.6
Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed August 30, 2019).

4.7
Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed August 30, 2019).

4.8
Certificate of Designations of Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.9
Second Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.10
Amended and Restated Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.11	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).
4.12	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).
4.13	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).
4.14
Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed August 30, 2019).

4.15
Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed August 30, 2019).

4.16
Warrant Agreement, dated July 7, 2016, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed July 13, 2016).

4.17
Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 29, 2018).

4.18
Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

4.19
Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

4.20
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.21
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.22
Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Infrastructure and Energy Alternatives, LLC (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed November 15, 2019).

4.23	Form of Warrant Certificate (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 4, 2020).
4.24
Warrant Agreement, dated as of March 3, 2020, by and between Infrastructure and Energy Alternatives, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed March 4, 2020).

4.25	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.20 of the Company’s Current Report on Form S-3 (File No. 001-37796) filed December 4, 2020).
4.26	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.22 of the Company’s Current Report on Form S-3 (File No. 001-37796) filed December 4, 2020).
4.27*
Form of Warrant Certificate, dated March 23, 2021, by and among Infrastructure and Energy Alternatives, Inc. and each party to the Joinder Agreement to Registration Rights Agreement dated March 23, 2021 filed as Exhibit 10.1 to this Registration Statement.

5.1*	Legal Opinion of Jones Walker LLP.
10.1*	Joinder to Registration Rights Agreement, dated March 23, 2021, by and among Infrastructure and Energy Alternatives, Inc. and the parties named therein.
23.1*	Consent of Jones Walker LLP (contained in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche, LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (B) paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3 is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)    If the registrant is relying on Rule 430B:

(A)    Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 7, 2021.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC., a Delaware limited liability company
By:	/s/ JP Roehm
Name: JP Roehm
Title: President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints John Paul Roehm, Peter J. Moerbeek and Gil Melman, or either one of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JP Roehm	President, Chief Executive Officer and Director (Principal executive officer)	April 7, 2021
JP Roehm

/s/ Peter J. Moerbeek	Executive Vice President and Chief Financial Officer (Principal financial officer and principal accounting officer)	April 7, 2021
Peter J. Moerbeek

/s/ Derek Glanvill	Director and Chairman	April 7, 2021
Derek Glanvill

/s/ Charles Garner	Director	April 7, 2021
Charles Garner

/s/ Terence Montgomery	Director	April 7, 2021
Terence Montgomery

/s/ Matthew Underwood	Director	April 7, 2021
Matthew Underwood

/s/ John Eber	Director	April 7, 2021
John Eber

/s/ Michael Della Rocca	Director	April 7, 2021
Michael Della Rocca

/s/ Laurene B. Mahon	Director	April 7, 2021
Laurene B. Mahon
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